Exhibit 99.1

                           THACKERAY CORPORATION NEWS

CONTACT: Jules Ross                               FOR RELEASE:  Immediately
         Vice President, Finance                                11/2/2004

New York, New York - Thackeray Corporation reported today the following results of operations:

                             For the Nine Months ended September 30,   For the Three Months ended September 30,

                                    2004              2003                     2004                 2003
                                    ----              ----                     ----                 ----

Loss before income taxes         ($685,000)        ($484,000)               ($347,000)           ($164,000)
                                 ==========        ==========               ==========           ==========


Net Loss                         ($685,000)        ($484,000)               ($347,000)           ($164,000)
                                 ==========        ==========               ==========           ==========


Loss per share of
   Common Stock:                    ($0.13)           ($0.09)                  ($0.07)              ($0.03)
                                 ==========        ==========               ==========           ==========


Number of shares                  5,107,401         5,107,401                5,107,401            5,107,401
                                 ==========        ==========               ==========           ==========

